SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 9, 2004

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

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Item 3.02  Unregistered Sales of Equity Securities

On December 9, 2004, we issued 45,833 shares of common stock, restricted in accordance with Rule 144, to an unrelated investor, for $5,500 cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was a sophisticated investor.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2004	Humatech, Inc.,
an Illinois corporation

/s/ David G. Williams
By: David G. Williams
Its: President

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